                                                                     Exhibit 4.3

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                       AND
                           CONSENT, RELEASE AND WAIVER

      This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT, RELEASE AND WAIVER (this "Amendment") is entered into as of April 3, 1998 among GERBER CHILDRENSWEAR, INC. ("Gerber"), a Delaware corporation and AUBURN HOSIERY MILLS, INC., ("Auburn"), a Kentucky corporation (collectively the "Borrowers"); GCIH, INC., a Delaware corporation (the "Parent") and the Subsidiaries of the Parent (other than the Borrowers) and the Borrowers as Guarantors, the Lenders party hereto and NATIONSBANK, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

                                    RECITALS

      WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of December 17, 1997 (the "Credit Agreement");

      WHEREAS, Gerber wishes to effectuate an initial public offering (the "Offering") of its Common Stock to be accomplished as follows:

      a. The certificate of incorporation of Gerber will be amended and restated to provide for an increase of its authorized share capital and the division of its common stock into two classes with different voting rights;

      b. The Parent will be merged into Gerber with Gerber being the surviving entity;

      c. The outstanding shares of common stock and preferred stock of the Parent held by CVC, members of the management of the Parent, and CMP will be converted into shares of Common Stock of Gerber (some of such shares will subsequently be converted by CVC into shares of Common Stock) or exchanged for cash; and

      d. Gerber will offer to sell shares of its Class A Common Stock pursuant to an initial public offering governed by the Securities Exchange Act of 1933, as amended.

      WHEREAS, the Borrowers also wish to amend or have the Lenders waive certain terms of the Credit Agreement not related to the Offering; and

      WHEREAS, the Administrative Agent and the Lenders have agreed to (a) consent to the Offering, (b) release their lien on shares of Gerber in connection with the Offering and (c) amend and waive certain terms of the Credit Agreement, in each case, on the terms, and subject to the conditions, set forth below.


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

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Amendments to Credit Agreement.

      (a)   Definitions:

      (i) The pricing grid set forth in the definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

================================================================================
                       Applicable                 Applicable     Applicable
                       Percentage   Applicable    Percentage     Percentage
                          For       Percentage    for Standby        For
Pricing  Leverage       Eurodollar    For Base      Letter of     Commitment
Level     Ratio          Loans      Rate Loans    Credit Fees       Fees
--------------------------------------------------------------------------------
  I     <1.0 to 1.0       .500%          0%          .500%          .200%
--------------------------------------------------------------------------------
        <1.5 to 1.0
            but
 II     => 1.0 to 1.0     .625%          0%          .625%          .200%
--------------------------------------------------------------------------------
        < 2.0 to 1.0
            but
 III    => 1.5 to 1.0     .750%          0%          .750%          .250%
--------------------------------------------------------------------------------
        < 2.5 to 1.0
            but
 IV     => 2.0 to 1.0     1.00%          0%          1.00%          .250%
--------------------------------------------------------------------------------
        < 3.0 to 1.0
            but
  V     => 2.5 to 1.0     1.25%          0%          1.25%          .250%
--------------------------------------------------------------------------------
 VI     => 3.0 to 1.0     1.50%        .25%          1.50%          .375%
================================================================================

      Due to changes in the pricing grid, it is understood and agreed that the initial Applicable Percentage in effect from the Closing Date until the first Calculation Date subsequent to December 31, 1997 shall be based on Pricing Level VI of the pricing grid set forth above.

      (ii) The definition of "Change of Control" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

            "Change of Control" means (a) prior to the Offering, Citicorp Venture Capital Group shall own (on a fully diluted, as if converted, basis) less than 51% of the Voting Stock of GCIH, Inc., (b) subsequent to the Offering, any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Citicorp Venture Capital Group, has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 20% or more of the Voting Stock of Gerber


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

      Childrenswear, Inc. on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Gerber Childrenswear, Inc. (whether or not such securities are then currently convertible or exercisable) or (c) a change in control (as defined in the documentation evidencing the Subordinated Debt) occurs.

      (iii) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

            "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries, on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period, (iii) all depreciation and amortization for such period and (iv) all other non-cash charges, including, without limitation, royalty payments under existing License Agreements, all as determined in accordance with GAAP; it being understood and agreed that EBITDA shall include the EBITDA from Auburn Hosiery Mills, Inc. and its Subsidiaries, Sports Socks Co. (Ireland) Limited, or any other Subsidiaries acquired by the Credit Parties and their Subsidiaries for the applicable period whether such EBITDA was earned prior to or subsequent to their acquisition by GCIH, Inc.

      (iv) The following new definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

            "Offering" means the initial public offering of the shares of common stock of Gerber Childrenswear, Inc. as set forth in the preliminary Form S-1 filed with the Securities Exchange Commission on March 4, 1998 (as such terms may be amended).

            "Reorganization" means, in connection with the Offering (a) the conversion of all of the outstanding shares of Preferred Stock into either common stock of GCIH, Inc. or the right to receive cash, (b) the merger of GCIH, Inc. into and with Gerber Childrenswear, Inc., with Gerber Childrenswear, Inc. being the surviving entity and (c) in connection with such merger, the exchange of all of the outstanding shares of all classes of common stock and warrants to purchase common stock of GCIH, Inc. for shares of common stock or warrants of Gerber Childrenswear, Inc.

      (b) Section 3.3(b)(ii). Section 3.3(b)(ii) of the Credit Agreement is amended and restated in its entirety to read as follows:

      Within 10 days after the date the audited financial statements are required to be delivered pursuant to Section 7.1(a) for each fiscal year, commencing with the fiscal year ending December 31, 1999, the Borrowers shall, if there is any principal amount outstanding with respect to the Term Loans, make a prepayment of the Loans in an


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

      amount equal to 33% of the Excess Cash Flow earned during the preceding fiscal year (to be applied as set forth in Section 3.3(c) below).

      (c) Section 3.3(b)(iv). Section 3.3(b)(iv) of the Credit Agreement is amended and restated in its entirety to read as follows:

            Issuances of Equity. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance (other than (A) an Equity Issuance consisting of the issuance of shares of Gerber Childrenswear, Inc. to employees of the Credit Parties substantially contemporaneous with the repurchase of shares of Gerber Childrenswear, Inc. from other employees of Gerber Childrenswear, Inc. and (B) Equity Issuances consisting of the issuance of shares of Gerber Childrenswear, Inc. to management of the Credit Parties or their Subsidiaries not to exceed a value of $25,000, in the aggregate, during any calendar year), the Borrowers shall forward 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below); provided, however, that the Net Cash Proceeds from the Offering shall be applied first to redeem all of the Subordinated Debt, second, to the extent available, to prepay all existing Preferred Stock (plus accrued dividends thereon) up to an aggregate amount of $375,000 and third, to the extent available, to prepay the Term Loan, first to the next four quarterly Principal Amortization Payments and then to the remaining Principal Amortization Payments on a pro rata basis.

      (d) Section 8.8. Section 8.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

      No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares; provided that (i) any Subsidiary of a Borrower may pay dividends to its parent, (ii) Gerber Childrenswear, Inc. may repurchase its stock to the extent it constitutes a Permitted Investment, (iii) any Credit Party may, and may permit its Subsidiaries to, pay a dividend solely in shares of the class of stock on which such dividend is declared as long as no Change in Control occurs and (iv) each of Gerber Childrenswear, Inc. and GCIH, Inc. may issue, repurchase or exchange shares of its capital stock in connection with the Reorganization.

      (e) Section 8.11. Section 8.11 of the Credit Agreement is deleted in its entirety.

      (f) Section 8.15. The first sentence of Section 8.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

            Except as permitted by Section 3.3(b)(iv), no Credit Party will, nor will it permit its Subsidiaries to, (a) make or offer to make any voluntary or optional principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, or


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

(c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt except, with respect to (b) and (c), as permitted in accordance with the terms and conditions of the Senior Subordinated Credit Agreement and the Intercreditor Agreement; provided that, notwithstanding the foregoing, the Parent may repay up to $1,500,000 of principal owing under the Junior Subordinated Note in exchange for amounts owed from Gerber Products Company to GCIH, Inc.

2. Consent. Notwithstanding any terms in the Credit Documents to the contrary, subject to the conditions set forth below, the Lenders hereby consent to the Offering and the Reorganization (including any amendments to articles of incorporation, bylaws or formation documents and any intercompany transactions in the ordinary course, in each case consistent with the terms of the Offering and the Reorganization):

      (a)   the Offering and Reorganization occur prior to June 1, 1998.

      (b) the Reorganization occurs on terms identical to those described herein and in the Form S-1 filed with the Securities and Exchange Commission on March 4, 1998.

      (c) Simultaneously with the consummation of the Offering and the Reorganization the Borrowers provide to the Administrative Agent:

            (i) certified copies of all amendments and articles of merger filed by any Credit Party in connection with the Reorganization, in form and substance reasonably satisfactory to the Administrative Agent;

            (ii)  an updated Schedule 6.15 to the Credit Agreement;

            (iii) an updated Schedule 2(a) to the Pledge Agreement, along with any new stock certificates and executed stock powers as the Administrative Agent may reasonably request; and

            (iv) such other information, documents, filings or opinions as the Administration Agent may reasonably request in connection with the Offering and the Reorganization.

      (d) Net Cash Proceeds from the Offering are greater than or equal to $37,500,000.

3. References to the Parent, the Subordinated Debt and the Preferred Stock.

      (a) Subsequent to the Reorganization and the Offering, GCIH, Inc. will no longer exist and all references to the "Parent" or the "Parent and its Subsidiaries" appearing in the Credit Agreement and the other Credit Documents shall be replaced with references to Gerber Childrenswear, Inc. and Gerber Childrenswear, Inc. and its Subsidiaries, respectively, except that references to the "Parent" set forth in (i) the definitions of "Domestic Subsidiary", "Foreign Subsidiary" and "Guarantor" in Section 1.1 of the Credit Agreement,
(ii) Section 8.4 of the Credit Agreement and (C) Section 11.6 shall be disregarded.


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

      (b) Subsequent to the Reorganization and the Offering, (i) the Preferred Stock will no longer exist and (ii) the Subordinated Debt will have been satisfied in full, and all references to the "Preferred Stock", the "Intercreditor Agreement", the "Junior Subordinated Note", the "Senior Subordinated Credit Agreement" and the "Subordinated Debt" appearing in the Credit Agreement and the other Credit Documents shall be disregarded.

4. Waivers.

      (a) Notwithstanding anything to the contrary contained in Section 7.1(a) of the Credit Agreement, the Lenders hereby waive the requirement that the Credit Parties provide to the Agent and each of the Lenders, consolidating financial statements for the fiscal year ended December 31, 1997. This is a one time waiver and shall not be construed as a waiver to provide such financial information for future periods.

      (b) The Lenders hereby waive through April 30, 1998 any Default resulting from the failure to comply with the requirements set forth in Section 7.16 of the Credit Agreement. This is a one-time waiver and shall expire automatically and without further notice to the Credit Parties on April 30, 1998.

5. Release of Gerber Childrenswear, Inc. Common Stock. The Administrative Agent and the Lenders agree that in connection with the Offering and the Reorganization, they will release their lien on the 10 shares of common stock of Gerber Childrenswear, Inc. pledged by GCIH, Inc. pursuant to the Pledge Agreement. The Lenders authorize the Administrative Agent to take such action as appropriate in order to effectuate such release, including, without limitation, the return of stock certificates.

6. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following:

      (a) copies of this Amendment duly executed by the Credit Parties and the Lenders;

      (b) certified copies of resolutions or authorization of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof;

      (c) an opinion or opinions from counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof; and

      (d) the payment of expenses, including without limitation reasonable attorneys fees, incurred in connection with the preparation of the Amendment.

7. Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this


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

Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

8. Authority/Enforceability. Each of the Credit Parties, the Administrative Agent and the Lenders represents and warrants as follows:

            (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

            (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

9. No Default. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement (as amended by this Amendment) are true and correct as of the date hereof and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.


                  [remainder of page intentionally left blank]


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

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:

                              GERBER CHILDRENSWEAR, INC., a Delaware
                              corporation


                              By:_______________________________________________
                                    Name:  Richard Solar
                                    Title: Senior Vice President


                              AUBURN HOSIERY MILLS, INC.,
                              a Kentucky corporation


                              By:_______________________________________________
                                    Name:  Richard Solar
                                    Title: Senior Vice President



                              [Signatures continue]

GUARANTORS:

                              GCIH, INC.,
                              a Delaware corporation


                              By:_______________________________________________
                              Name:  Richard Solar
                              Title: Senior Vice President


                              COSTURA DOMINICANA, INC.,
                              a Delaware corporation


                              By:_______________________________________________
                              Name: Richard Solar
                              Title: Senior Vice President


                              AUBURN HOLDINGS, INC.,
                              a Delaware corporation


                              By:_______________________________________________
                              Name:  Richard Solar
                              Title: Senior Vice President


                              GCI IP SUB, INC.,
                              a Delaware corporation


                              By:_______________________________________________
                              Name:  Richard Solar
                              Title: Senior Vice President


                              AUBURN MERGER CO,
                              a Delaware corporation


                              By:_______________________________________________
                              Name:  Richard Solar
                              Title: Senior Vice President

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998

LENDERS:

                              NATIONSBANK, N.A., acting in its capacity as Administrative Agent and Collateral Agent and individually as a Lender


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________


                              NATIONSBANK OF TENNESSEE, N.A., solely in its capacity as an Issuing Lender in connection with certain Existing Letters of Credit


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998


                              BANK OF AMERICA, FSB


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998


                              THE CHASE MANHATTAN BANK


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998


                              FLEET BANK, N.A.


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998


                              SUNTRUST BANK, ATLANTA


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________



                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998


                              WACHOVIA BANK, N.A.


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

   Signature Page to First Amendment to Credit Agreement and Consent, Release
                      and Waiver dated as of April 3, 1998


                              BANK BOSTON, N.A.


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________